NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND INC. REPORTS THIRD QUARTER 2010 RESULTS

AUSTIN, TEXAS, October 20, 2010--Temple-Inland Inc. today reported third quarter 2010 net income of $125 million, or $1.13 per diluted share, compared with second quarter 2010 net income of $20 million, or $0.18 per diluted share, and third quarter 2009 net income of $67 million, or $0.61 per diluted share.  Third quarter 2010 net income excluding special items was $45 million, or $0.41 per diluted share.

	Third Quarter		Second Quarter

	2010	2009	2010

Net income per share	$1.13	$0.61	$0.18
Adjustment for special items	($0.72)	($0.37)	$0.01
Net income per share, excluding special items	$0.41	$0.24	$0.19

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We executed well in the quarter and delivered strong operating results, return on investment, and cash flow from operations.

“In Corrugated Packaging, we had record operating income of $121 million and generated a return on investment of 24%.  Our mills ran exceptionally well, and we are pleased with our continued progress on Box Plant Transformation II. We also benefited from higher box prices, lower input costs and less mill maintenance downtime in the quarter.

“In Building Products, housing markets deteriorated in the quarter, and pricing was lower for all of our products, including a 26% decline in lumber prices. Through the first nine months of 2010, we have generated $27 million of EBITDA.

“Looking ahead, we are positioned for another solid quarter in Corrugated Packaging. In Building Products, we remain focused on lowering costs and generating cash in these challenging markets.”

Corrugated Packaging

	Third Quarter		Second Quarter
		(Dollars in millions)
	2010	2009	2010

Segment Operating Income	$121	$94	$63

Corrugated Packaging segment operating income for third quarter 2010 was a record $121 million. Operating income improved in third quarter 2010 compared with second quarter 2010 primarily due to higher box prices, lower input costs and less mill maintenance downtime, partially offset by seasonally lower box volumes. Operating income improved in third quarter 2010 compared with third quarter 2009 primarily due to higher box prices and benefits from box plant transformation, partially offset by higher input costs.

Building Products

	Third Quarter		Second Quarter
		(Dollars in millions)
	2010	2009	2010

Segment Operating Income (Loss)	($10)	($4)	$15

Building Products segment operating results declined in third quarter 2010 compared with second quarter 2010 due to lower pricing for all products. Operating results declined in third quarter 2010 compared with third quarter 2009 due to lower lumber and particleboard prices and higher input costs.

Other

Special items for third quarter 2010 after-tax were $80 million, or $0.72 per share, including: (i) a tax benefit of $83 million, or $0.75 per share, related to the cellulosic biofuel producer credit; and (ii) a charge of $3 million, or $0.03 per share, primarily related to Box Plant Transformation II.

Temple-Inland will host a conference call on October 20, 2010 at 9:30 a.m. Eastern Time to discuss results for third quarter 2010. To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call.  The passcode for the conference call is: 16661238.  Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above.  Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada.  The passcode for the replay is: 16661238.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 60 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2010	2009	2010	2009
	(In millions, except per share)
Revenues
Corrugated packaging	$809	$734	$2,347	$2,286
Building products	157	151	500	446
Total revenues	$966	$885	$2,847	$2,732

Income
Corrugated packaging	$121	$94	$230	$290
Building products	(10)	(4)	(4)	(9)
Total segment operating income	111	90	226	281
Items not included in segments:
General and administrative expense	(17)	(18)	(54)	(53)
Share-based and long-term incentive compensation	(6)	(13)	(20)	(39)
Other operating income (expense)	(5)	68	(7)	139
Other non-operating expense	––	(3)	––	(2)
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(3)	(1)	(10)	––
Interest expense on debt	(13)	(14)	(39)	(50)
Income before taxes	67	109	96	276
Income tax benefit (expense)	59	(42)	45	(107)
Net income	126	67	141	169
Net (income) loss attributable to noncontrolling interest of special purpose entities	(1)	––	––	(1)
Net income attributable to Temple-Inland Inc.	$125	$67	$141	$168

Average basic shares outstanding	107.9	106.9	107.8	106.8
Average diluted shares outstanding	109.4	108.6	109.5	107.7

Per share information:
Basic earnings	$1.15	$0.62	$1.30	$1.56
Diluted earnings	$1.13	$0.61	$1.28	$1.55
Dividends	$0.11	$0.10	$0.33	$0.30

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Third Quarter-End 2010	Year-End 2009
	(Dollars in millions)
ASSETS
Current Assets	$1,140	$992
Property and Equipment	1,590	1,595
Financial Assets of Special Purpose Entities	2,475	2,475
Goodwill	394	394
Other Assets	280	253
TOTAL ASSETS	$5,879	$5,709

LIABILITIES
Current Liabilities	$503	$471
Long-Term Debt	709	710
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	723	721
Liability for Pension Benefits	275	285
Liability for Postretirement Benefits	103	105
Other Long-Term Liabilities	404	391
TOTAL LIABILITIES	4,857	4,823
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	930	794
Noncontrolling Interest of Special Purpose Entities	92	92
TOTAL SHAREHOLDERS’ EQUITY	1,022	886
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,879	$5,709

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Third Quarter			First Nine Months
	2010	2009		2010		2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$114 (a)	$160	(a) (b)	$241	(a)	$424	(a) (b)
Working capital	(5)	28		(38	)(c)	16
	109	188		203		440
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(59)	(29)		(144)		(81)
Other	2	4		2		(4)
	(57)	(25)		(142)		(85)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(12)	(11)		(35)		(32)
Net change in debt	(36)	(151)		(1)		(299)
Other	––	11		(10)		(23)
	(48)	(151)		(46)		(354)
Effect of exchange rate changes on cash and cash equivalents	––	(1)		1		––
Net increase in cash and cash equivalents	4	11		16		1
Cash and cash equivalents at beginning of period	48	31		36		41
Cash and cash equivalents at end of period	$52	$42		$52		$42

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$49	$50		$145		$151

_____________

(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in third quarter 2010 and 2009, and $30 million in first nine months 2010 and 2009.
(b)	Includes $58 million and $121 million of alternative fuel mixture credits, net of related costs and tax payments, in third quarter 2009 and first nine months 2009.
(c)	Includes $14 million of alternative fuel mixture credits that were accrued at year-end 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Third	Second	First		Fourth	Third
	Quarter	Quarter	Quarter		Quarter	Quarter
	2010	2010	2010		2009	2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$114 (a)	$75 (a)	$52		$125 (c)	$160	(a) (c)
Working capital	(5)	18	(51	) (b)	75 (d)	28
	109	93	1		200	188
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(59)	(52)	(33)		(49)	(29)
Other	2	8	(8)		8	4
	(57)	(44)	(41)		(41)	(25)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(12)	(12)	(11)		(11)	(11)
Net change in debt	(36)	(19)	54		(168)	(151)
Other	––	1	(11)		13	11
	(48)	(30)	32		(166)	(151)
Effect of exchange rate changes on cash and cash equivalents	––	––	1		1	(1)
Net increase (decrease) in cash and cash equivalents	4	19	(7)		(6)	11
Cash and cash equivalents at beginning of period	48	29	36		42	31
Cash and cash equivalents at end of period	$52	$48	$29		$36	$42

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$49	$48	$48		$49	$50

_____________

(a)	Includes $15 million of voluntary, discretionary contribution to our defined benefit plan in third and second quarter 2010, and third quarter 2009.
(b)	Includes $14 million alternative fuel mixture credits that were accrued at year-end 2009.
(c)	Includes $54 million and $58 million of alternative fuel mixture credits, net of related costs and tax payments, in fourth quarter 2009, and third quarter 2009.
(d)	Includes a $58 million federal income tax refund.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2010	2009	2010	2009
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$746	$699	$2,195	$2,177
Paperboard (a)	63	35	152	109
Total corrugated packaging	$809	$734	$2,347	$2,286
Building products
Lumber	$51	$48	$172	$139
Gypsum wallboard	42	38	115	109
Particleboard	30	35	104	108
Medium density fiberboard	17	16	56	49
Fiberboard	7	8	23	18
Other	10	6	30	23
Total building products	$157	$151	$500	$446

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	815	825	2,499	2,490
Paperboard, thousands of tons (a)	120	89	306	264
Total, thousands of tons	935	914	2,805	2,754
Building products
Lumber, mbf	197	183	560	555
Gypsum wallboard, msf	347	328	979	870
Particleboard, msf	89	103	306	309
Medium density fiberboard, msf	30	31	101	96
Fiberboard, msf	37	41	116	95
____________
(a)	Paperboard includes containerboard and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)

	Third Quarter		Second Quarter	First Nine Months
	2010	2009	2010	2010	2009
	(In millions, except per share)
NET INCOME EXCLUDING SPECIAL ITEMS
Net income in accordance with GAAP	$125	$67	$20	$141	$168
Special items, after-tax:
Alternative fuel mixture tax credits, net of costs	––	42	––	7	89
Costs and asset impairments primarily related to box plant transformation	(3)	––	(1)	(11)	(3)
Litigation and other	––	––	––	––	(1)
Substitution costs	––	––	––	––	(11)
Gain (loss) on purchase and retirement of debt	––	(2)	––	––	9
Tax benefit related to the cellulosic biofuel producer credit	83	––	––	83	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	(3)	––
Total special items, after-tax	80	40	(1)	76	83
Net income, excluding special items	$45	$27	$21	$65	$85

Net income, per share, in accordance with GAAP	$1.13	$0.61	$0.18	$1.28	$1.55
Special items, after-tax, per share:
Alternative fuel mixture tax credits, net of costs	––	0.39	––	0.07	0.83
Costs and asset impairments primarily related to box plant transformation	(0.03)	––	(0.01)	(0.11)	(0.03)
Litigation and other	––	––	––	––	(0.01)
Substitution costs	––	––	––	––	(0.10)
Gain (loss) on purchase and retirement of debt	––	(0.02)	––	––	0.08
Tax benefit related to the cellulosic biofuel producer credit	0.75	––	––	0.75	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	(0.03)	––
Total special items, after-tax	0.72	0.37	(0.01)	0.68	0.77
Net income, per share, excluding special items	$0.41	$0.24	$0.19	$0.60	$0.78

Average basic shares outstanding	107.9	106.9	107.9	107.8	106.8
Average diluted shares outstanding	109.4	108.6	109.7	109.5	107.7

BUILDING PRODUCTS EBITDA
Segment operating income (loss) determined in accordance with GAAP	$(10)	$(4)	$15	$(4)	$(9)
Depreciation and amortization	10	11	10	31	34
Building products EBITDA	$––	$7	$25	$27	$25

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES - CONTINUED
 (Preliminary and Unaudited)

	Temple-Inland	Corrugated Packaging

	(In millions)
RETURN ON INVESTMENT
Third Quarter 2010
Return:
Segment operating income determined in accordance with GAAP	$111	$121
Items not included in segments:
General and administrative expense	(17)	N/A
Share-based and long-term incentive compensation	(6)	N/A
	$88	$121

Investment:
Beginning of year total assets or segment assets determined in accordance with GAAP	$5,709	$2,295
Adjustments:
Current liabilities (excluding current portion of long-term debt)	(471)	(276)
Financial assets of special purpose entities	(2,475)	N/A
Municipal bonds related to capital leases included in other assets	(188)	N/A
	$2,575	$2,019

ROI, annualized	13.7%	24.0%